UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

  On July 1, 2015, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”) pursuant to which such Investor purchased an aggregate of $650,000 in principal amount of 12% Promissory Notes (the “Notes”) due April 2, 2016 (the “Note Transaction”).

The principal amount of the Notes shall accrue interest at a rate equal to 12% per annum, of which six (6) months’ worth of interest shall be guaranteed, payable on the Maturity Date in cash, or, at the Company’s option, in common stock or a combination thereof. At any time upon ten (10) days written notice to the Investor, the Company may prepay any portion of the principal amount of the Notes and any accrued and unpaid interest at an amount equal to 110% of the then outstanding principal amount of the Notes and guaranteed interest, 10% of which may be paid in cash or, at the Company’s option, in common stock or a combination thereof. Within three (3) business days following the consummation of a Qualified Financing (as defined in the Note), the Company shall prepay the entire principal amount of the Note then outstanding and any accrued and unpaid interest, at an amount equal to 110% of the then outstanding principal amount of the Notes and guaranteed interest, 10% of which may be paid in cash or, at the Company’s option, in common stock or a combination thereof.

The Notes contain certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to the Note Transaction, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash. Upon any Event of Default that results in acceleration of the Notes, the interest rate on the Notes shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The foregoing summary of the terms of the Notes is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01	Other Items.

On July 8, 2015, the Company exercised its exclusive option to acquire Cutanogen Corporation from Lonza Walkersville, Inc. The Company expects the transaction is expected to close within 5 business days.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of 12% Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: July 8, 2015	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer